                                                                   EXHIBIT 10.14

                                     FORM OF
                            INDEMNIFICATION AGREEMENT

                              (EXECUTIVE OFFICERS)

            This AGREEMENT is made and entered into this ___ day of June, 2004, by and between Liberty Media International, Inc., a Delaware corporation (the "Company"), and [NAME OF OFFICER] (the "Indemnitee").

            WHEREAS, the Company believes that it is essential to attract and retain as directors and officers the most capable persons available;

            WHEREAS, both the Company and Indemnitee recognize the omnipresent risk of lawsuits and other claims that are routinely filed or made against directors and officers of companies operating in the public arena in today's environment, and the attendant costs of defending even wholly frivolous lawsuits or claims;

            WHEREAS, it has become increasingly difficult to obtain insurance against the risk of personal liability of directors and officers on terms providing reasonable protection to the individual at reasonable cost to the companies, and the uncertainties relating to the availability of such insurance have increased the difficulty of attracting and retaining qualified directors and officers;

            WHEREAS, the Bylaws of the Company provide certain indemnification rights to the directors and officers of the Company, and its directors and officers have relied on this assurance of indemnification, as authorized by Delaware law;

            WHEREAS, Indemnitee is concerned that the protection provided by the Company's Bylaws and available insurance may not be adequate in the present circumstances, and the Company believes that Indemnitee would be more willing to serve as an officer, and continue to serve, and to take on additional responsibilities for or on behalf of the Company with the additional protection afforded by this Agreement;

            WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability and to encourage Indemnitee's continued service to the Company, and in view of the increasing difficulty in obtaining and maintaining satisfactory insurance coverage and Indemnitee's reasonable reliance on assurance of indemnification, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent permitted by law (whether partial or complete) and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies;

            WHEREAS, it is reasonable, prudent and appropriate for the Company contractually to obligate itself to indemnify and to advance expenses on behalf of directors and officers to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

            WHEREAS, Indemnitee has agreed to serve as an officer of the Company in reliance on the protections and benefits afforded to him under and in accordance with this Agreement;

            NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and Indemnitee's continuing to serve as an officer of the Company, the parties hereto agree as follows:

            1. Certain Definitions:

                  (a) Change in Control: shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by the Company's then outstanding Voting Securities; (ii) during any period of two consecutive years (not including any period prior to the date hereof), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or
S      consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company's assets; or (iv) there occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under such Act, whether or not the Company is then subject to such reporting requirement. As used herein, the term "Voting Securities" means any securities of the Company which vote generally in the election of directors.

                  (b) Claim: any threatened, pending or completed action, suit or proceeding (including any mediation, arbitration or other alternative dispute resolution proceeding), whether instituted by or in the right of the Company or by any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative, investigative or other.

                  (c) Expenses: include attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

                  (d) Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

                  (e) Independent Legal Counsel: an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have otherwise performed services for the Company or Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements or under the Company's Bylaws).

                  (f) Reviewing Party: any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Company's Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

            2. Basic Indemnification Arrangement.

                  (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee, the Company shall advance (within five business days of such request) any and all Expenses to Indemnitee (an "Expense Advance").

                  (b) Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal

            Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and
            (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Colorado or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and agrees to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

                  3. Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Company Bylaw now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

                  4. Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within five business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee (whether pursuant to Section 17 of this Agreement or otherwise) for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company Bylaw now or hereafter in effect relating to Claims for Indemnifiable Events or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

                  5. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

                  6. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

                  7. No Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

                  8. Nonexclusivity; Subsequent Change in Law. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Bylaws or under Delaware law, or otherwise. To the extent that a change in Delaware law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

                  9. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

                  10. Amendments; Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                  11. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

                  12. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

                  13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer of the Company or of any other enterprise at the Company's request.

                  14. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

                  15. Effective Date. This Agreement shall be effective as of the date hereof and shall apply to any claim for indemnification by the Indemnitee on or after such date.


                  16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

                  17. Equitable Relief. The parties hereto agree that Indemnitee may enforce this Agreement by seeking specific performance hereof or other injunctive or equitable relief, without any necessity of showing irreparable harm or posting a bond, which requirements are hereby waived, and that by seeking such specific performance or relief, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                               LIBERTY MEDIA INTERNATIONAL, INC.

                                               By:______________________________
                                               Name:
                                               Title:

                                               INDEMNITEE

                                               _________________________________
                                               [NAME OF OFFICER]